U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 1, 2005

(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA

(State or other Jurisdiction as Specified in Charter)

0-31987                                   33-0925319

(Commission file number)   (I.R.S. Employer Identification No.)

1750 - 1177 West Hastings Street
Vancouver, BC, V5T 2Y5

(Address of Principal Executive Offices)

604-683-2220

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 31, 2005, the board of directors of Texhoma Energy, Inc., a Nevada corporation (the “Company”), made a public announcement and press release disclosing material non-public information regarding the Company’s projected operations for the fiscal year ended September 30, 2005.

The press release dated February 1, 2005 of the Company is filed as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1 News Release of Texhoma Energy, Inc dated February 1, 2005.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Texhoma Energy, Inc.

Date: February 1, 2005         By:/s/ Brian Alexander
Brian Alexander
President and Chief Executive Officer

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EXHIBIT 2.1

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News Release
Drilling Campaign to Commence in Four Weeks

VANCOUVER, BC. February 1, 2005 /PRNewswire-FirstCall/ -- Texhoma Energy, Inc. (“Texhoma”) (OTCBB: TXHE) would like to inform its shareholders that the drilling campaign in Thailand is to commence on or about March 1, 2005.

On November 5, 2004, Texhoma acquired a 40% shareholding in the capital of Black Swan Petroleum Pty. Ltd. (“BSP”). BSP holds a 100% interest in the exploration concession B7/38 offshore Thailand. Texhoma holds a 40% shareholding in BSP whilst Mr. Jacobs, Texhoma’s Executive Chairman, is also President & CEO of BSP.

BSP reports that it has executed a contract for the services of the “Trident-16” jackup drilling rig owned by “Transocean”. The rig is currently operating in the Gulf of Thailand and will be towed to the Hong Fah drilling location to commence drilling for BSP on February 25, 2005. Pictures of the Trident-16 are available on the Company’s website www.texhomaenergy.com

The Hong Fah-prospect will take approximately 16 days to drill and targets an estimated oil accumulation of 60 million barrels. This well is a follow up drilling location to the Shell Hong Fah-A01 well drilled in 1991 which had significant oil shows and 100 meters of gross pay. It is also within 10 miles of the proven oil accumulation Nang Nuan that was successfully produced by Shell. The Hong Fah-well is an appraisal of an existing discovery.

Following the drilling and possible testing of Hong Fah, the rig will be moved to the Khun Thong location some 10 miles to the north. The three horizons targeted by Khun Thong have a similar oil-target size as Hong Fah.

Both drilling locations are based on recently acquired 3D-seimic information which significantly reduces the drilling risk. The Company is excited about the prospect of testing the hydrocarbon potential of the concession after an investment of over $5 million and some seven years of work by BSP and its predecessor Devon Energy Corporation.

In addition to the upcoming wells, the exploration team of BSP has identified other prospects of world-class size that are targeted for testing towards the end of the year.

For further information, please contact the undersigned.

Texhoma Energy, Inc.
Frank A. Jacobs
Executive Chairman

Web Site: www.texhomaenergy.com Email: info@texhomaenergy.com

Investor Relations Inquiries:

Greg Werbowski, Tel.: Toll Free 866-685-8943 (TXHE)

Safe Harbor Statement: “This News Release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to corporate objectives, projections, estimates, operations, acquisition and development of various interests and certain other matters. These statements are made under the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein.”

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